UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

AEye, Inc.
(Name of Registrant as Specified In Its Charter)

Ransom P Wuller Valerie J Wuller Luis Dussan Pamela Bauer
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

■	Dear AEye, Inc. Shareholder:

Please VOTE THE GREEN PROXY. If you have already voted the WHITE Proxy, you can change your vote until May 14, 2025 at midnight.

In less than a week, AEye, Inc. will hold its annual shareholder meeting (May 15, 2025) and you will decide the future of this Company.

Please don’t waste your vote on a management team and entrenched board members who have abused your trust.

And they have abused your trust, as clearly demonstrated by the following:

 1) EXCESSIVE PAY

While AEye’s stock has collapsed, management and the board have continued to pay themselves handsomely—without delivering results.

They’ve awarded themselves generous compensation packages with no real performance requirements—while shareholders have borne the losses.

That’s not a reward for performance. That’s a reward for failure.

2) EXCESSIVE DILUTION TO FUND THEMSELVES AND SILENCE YOU

Instead of creating value, they’ve relied on dilutive financings like ELOCs and ATMs to raise cash—not to invest in growth, but to fund their own outsized compensation.

In the last 12 months alone, they’ve diluted shareholders by over 70%.
And this wasn’t just financial mismanagement—it was strategic.

They diluted your ownership not only to pay themselves—but to weaken your ability to push back.

They hurt you to silence you.

  3) IF YOU NEED ANY MORE PROOF THEY ARE WORKING AGAINST YOU…

On May 1, 2025—right in the middle of this contested election—the board quietly expanded itself to 7 members and appointed a new director, over the objection of sitting director and original founder Luis Dussan.

They didn’t wait. They didn’t ask for your vote. They didn’t even tell you until after many shareholders had already cast ballots.

Why? Because they knew giving you a say would threaten the excessive pay and dilution tactics outlined above. This may constitute a breach of fiduciary duty—and it’s a blatant attempt to sidestep your right to choose who governs the company you own.

Don’t let them get away with it.

WHO WE ARE

The Company has desperately tried to paint the FOUNDERS GROUP as dissidents. In truth, we are SHAREHOLDERS just like YOU, seeking BOARD INTEGRITY.

If elected, we will address the following:

v COMPENSATION – Require performance. No more automatic payouts for failure.

v DILUTION – Stop Irresponsible Dilution – Require transparency and shareholder input.

v BOARD STRUCTURE – Appoint an independent Chair, not a CEO-led board.

v INVESTMENT – Demand strategic investment designed to grow Company value – not just cash to pay expenses.

■	VOTE GREEN FOR REAL CHANGE

If you want to see board decisions that will add value, vote for:

•	PAMELA BAUER
•	RANSOM P. WULLER

If you vote for the Company’s nominees, you won’t see performance-based pay (they haven’t done it in two years),

you won’t have a say in dilution (they diluted 70% last year with no notice),

and you won’t see board independence (the CEO has also been Chairman for two years).

What you will see is:

X   Excessive compensation

X   Excessive dilution

X   An entrenched, unresponsive management and board

RESULTS SPEAK FOR THEMSELVES

While management keeps promising a bright future, the last two years have brought:

•	Almost no sales
•	No RFQ wins
•	Massive destruction of shareholder value

All we’ve heard is talk, and no action.

One thing is crystal clear: CEO Matt Fisch does not want anyone on the board who will hold him accountable.

●	VOTE GREEN

If you have already voted WHITE, you can still change your vote to GREEN until May 14 at midnight.

Help us put AEye back on track.

Vote for results.

Vote for transparency.

Vote GREEN.

Sincerely,

THE FOUNDERS GROUP

Ransom P. Wuller
Valerie Wuller
Luis Dussan
Pamela Bauer